                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of ViaCell, Inc. of our report dated March 29, 2004, (which contains an explanatory paragraph related to the change in the method of accounting for goodwill and other intangible assets as discussed in Note 2), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 5, 2004